Exhibit 99.1

MAD CATZ® ANNOUNCES THE APPOINTMENT OF CARLO CHIARELLO TO THE BOARD OF DIRECTORS

San Diego – May 28, 2015 – Mad Catz Interactive, Inc. (“Mad Catz” or “the Company”) (NYSE MKT/TSX: MCZ) announced today the appointment of Carlo Chiarello to the Company’s Board of Directors (“Board”) beginning June 8, 2015. Prior to the appointment of Mr. Chiarello, the Board consisted of four members, three of which are independent. Mr. Chiarello’s appointment adds a fifth member to the Board and increases the percentage of independent directors to 80%.

Mr. Chiarello is a Canadian resident and currently is the Chief Product Officer at Powermat Technologies Limited, a developer of wireless power solutions for consumers, OEM, and public places. In his current position, Mr. Chiarello is responsible for formulating and executing corporate strategy, product management, product research and development, marketing and sales. Prior to joining Powermat, Mr. Chiarello spent eleven years in executive positions at BlackBerry Limited, most recently as Executive Vice President, BlackBerry Mobile Handset Division. Mr. Chiarello also has held various positions at Innovance Networks, Nortel Networks and Bell Canada. Mr. Chiarello graduated from Carleton University with a bachelor’s degree in electrical engineering, and has been a member of the Professional Engineers of Ontario (PEO) since 1993.

Commenting on Mr. Chiarello’s appointment, Darren Richardson, President and Chief Executive Officer of Mad Catz, stated, “We are pleased to welcome Carlo to Mad Catz’ Board. Carlo brings a broad understanding of the business and technology aspects of the mobile world, as well as the demands of consumers. His many years in the field of mobile technologies aligns with Mad Catz’ mobile gaming initiatives. Carlo’s background and experience will make him a valuable asset to our Board as Mad Catz continues its expansion into new markets and pursues its goal of creating cutting-edge products for passionate consumers.”

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT/TSX: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz products cater to passionate gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other mobile devices. Mad Catz distributes its products through its online store as well as distribution via many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Cautionary Note Regarding Forward-Looking Statements

Information in this press release that involves the Company’s expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause the Company’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include the following: the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first-party price reductions; availability of capital under our credit facility; commercial acceptance of new in-home gaming consoles; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; unanticipated product delays; or a downturn in the market or industry. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company’s most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. The forward-looking statements in this release are based upon information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements as a result of new information or future events or developments. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of the Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Mad Catz and the Mad Catz logo are trademarks or registered trademarks of Mad Catz Interactive, Inc., its affiliates and/or subsidiary companies. All other marks are the property of their owners.

Source

Mad Catz Interactive, Inc.

Karen McGinnis

Chief Financial Officer

kmcginnis@madcatz.com or (858) 790-5040

Investor Relations:

Joseph Jaffoni, Norberto Aja, Jim Leahy

JCIR

mcz@jcir.com or (212) 835-8500

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